Exhibit 1



                           WORKFLOW MANAGEMENT, INC.,

                                WF HOLDINGS, INC.

                                       AND

                            WFM ACQUISITION SUB, INC.

                          AGREEMENT AND PLAN OF MERGER

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                          DATED AS OF JANUARY 30, 2004

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                                TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE I.  GENERAL...............................................................................................1
   SECTION 1.1.         DEFINED TERM INDEX........................................................................1

ARTICLE II.  THE MERGER...........................................................................................3
   SECTION 2.1.         THE MERGER................................................................................3
   SECTION 2.2.         CONSUMMATION..............................................................................3
   SECTION 2.3.         EFFECTIVE TIME............................................................................4
   SECTION 2.4.         EFFECT OF THE MERGER......................................................................4
   SECTION 2.5.         SUBSEQUENT ACTIONS........................................................................4
   SECTION 2.6.         CERTIFICATE OF INCORPORATION; BYLAWS, DIRECTORS AND OFFICERS..............................4
   SECTION 2.7.         CONVERSION OF SECURITIES..................................................................5
   SECTION 2.8.         SURRENDER OF SHARES; STOCK TRANSFER BOOKS.................................................6
   SECTION 2.9.         OPTION PLANS; STOCK PURCHASE PLANS; COMPANY WARRANTS......................................8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................9
   SECTION 3.1.         ORGANIZATION..............................................................................9
   SECTION 3.2.         OWNERSHIP OF MERGER SUB...................................................................9
   SECTION 3.3.         AUTHORITY RELATIVE TO THIS AGREEMENT......................................................9
   SECTION 3.4.         NO CONFLICT; REQUIRED FILINGS AND CONSENTS................................................9
   SECTION 3.5.         FINANCING ARRANGEMENTS...................................................................10
   SECTION 3.6.         SOLVENCY.................................................................................11
   SECTION 3.7.         LEGAL PROCEEDINGS........................................................................11
   SECTION 3.8.         STATUS AS A CONTROL PERSON...............................................................11
   SECTION 3.9.         NO PRIOR ACTIVITIES......................................................................11

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................12
   SECTION 4.1.         ORGANIZATION, QUALIFICATION AND CORPORATE POWER; SUBSIDIARIES............................12
   SECTION 4.2.         CAPITALIZATION...........................................................................12
   SECTION 4.3.         INVESTMENTS..............................................................................13
   SECTION 4.4.         SUBSIDIARIES.............................................................................13
   SECTION 4.5.         AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................13
   SECTION 4.6.         NO CONFLICT, REQUIRED FILINGS AND CONSENTS...............................................14
   SECTION 4.7.         SEC FILINGS; FINANCIAL STATEMENTS........................................................14
   SECTION 4.8.         ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................................15
   SECTION 4.9.         NO UNDISCLOSED LIABILITIES...............................................................17
   SECTION 4.10.        LITIGATION...............................................................................17
   SECTION 4.11.        EMPLOYEE BENEFIT PLANS; ERISA............................................................17
   SECTION 4.12.        OWNED REAL PROPERTY......................................................................21
   SECTION 4.13.        LEASES...................................................................................21
   SECTION 4.14.        INTELLECTUAL PROPERTY....................................................................21
   SECTION 4.15.        INSURANCE................................................................................23


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
   SECTION 4.16.        ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS................................................23
   SECTION 4.17.        MATERIAL CONTRACTS.......................................................................25
   SECTION 4.18.        COMPLIANCE WITH LAWS/PERMITS.............................................................26
   SECTION 4.19.        TAXES....................................................................................26
   SECTION 4.20.        STATE TAKEOVER STATUTES..................................................................29
   SECTION 4.21.        BROKERS..................................................................................29
   SECTION 4.22.        OPINION OF FINANCIAL ADVISOR.............................................................29
   SECTION 4.23.        TITLE TO ASSETS..........................................................................29
   SECTION 4.24.        PRODUCT WARRANTY.........................................................................29
   SECTION 4.25.        EMPLOYEES................................................................................29
   SECTION 4.26         NOTES AND ACCOUNTS RECEIVABLE............................................................30

ARTICLE V.  CONDUCT OF BUSINESS PENDING THE MERGER...............................................................30
   SECTION 5.1.         CONDUCT OF BUSINESS BY THE COMPANY PENDING THE EFFECTIVE TIME............................30
   SECTION 5.2.         NO SOLICITATION..........................................................................32
   SECTION 5.3.         TAX......................................................................................34

ARTICLE VI.  ADDITIONAL AGREEMENTS...............................................................................35
   SECTION 6.1.         STOCKHOLDERS MEETING; PROXY STATEMENT....................................................35
   SECTION 6.2.         ACCESS TO INFORMATION; CONFIDENTIALITY...................................................35
   SECTION 6.3.         PUBLIC ANNOUNCEMENTS.....................................................................36
   SECTION 6.4.         APPROVALS AND CONSENTS; REASONABLE BEST EFFORTS; COOPERATION.............................37
   SECTION 6.5.         INDEMNIFICATION; INSURANCE...............................................................38
   SECTION 6.6.         EMPLOYEE BENEFIT MATTERS.................................................................39
   SECTION 6.7.         FINANCING................................................................................40

ARTICLE VII.  CONDITIONS PRECEDENT...............................................................................41
   SECTION 7.1.         CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER..............................41
   SECTION 7.2.         CONDITIONS TO OBLIGATIONS OF THE COMPANY.................................................41
   SECTION 7.3.         CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB.......................................42

ARTICLE VIII.  TERMINATION, AMENDMENT AND WAIVER.................................................................43
   SECTION 8.1.         TERMINATION..............................................................................43
   SECTION 8.2.         EFFECT OF TERMINATION....................................................................44

ARTICLE IX.  GENERAL PROVISIONS..................................................................................45
   SECTION 9.1.         NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............................45
   SECTION 9.2.         NOTICES..................................................................................46
   SECTION 9.3.         EXPENSES.................................................................................47
   SECTION 9.4.         CERTAIN DEFINITIONS......................................................................47
   SECTION 9.5.         HEADINGS.................................................................................50
   SECTION 9.6.         SEVERABILITY.............................................................................50
   SECTION 9.7.         ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES...........................................50
   SECTION 9.8.         ASSIGNMENT...............................................................................50
   SECTION 9.9.         GOVERNING LAW............................................................................50
   SECTION 9.10.        AMENDMENT................................................................................50
   SECTION 9.11.        WAIVER...................................................................................50
   SECTION 9.12.        SCHEDULE AND EXHIBITS....................................................................51
   SECTION 9.13.        COUNTERPARTS.............................................................................51


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

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of January 30, 2004 (this "AGREEMENT"), by and among Workflow Management, Inc., a Delaware corporation (the "COMPANY"), WF Holdings, Inc., a Delaware corporation ("PARENT"), and WFM Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved, and deemed it advisable that the respective stockholders of the Company and Merger Sub approve and adopt, this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has determined that the consideration to be paid for each share of Company Common Stock (as defined in Section 4.2(a)) upon consummation of the Merger is fair to the holders of such shares and has recommended that the holders of Company Common Stock approve this Agreement and the transactions contemplated hereby;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I.

                                     GENERAL

SECTION 1.1. DEFINED TERM INDEX.

Term                                                          Reference
----                                                          ---------
Acquisition Proposal.....................................     Section 5.2
Affiliate ...............................................     Section 9.4
Affiliated Group ........................................     Section 9.4
Agreement ...............................................     Preamble
Alternative Financing....................................     Section 6.7
Appraisal Shares.........................................     Section 2.7
Board of Directors.......................................     Recitals
Certificate of Merger....................................     Section 2.3
Closing .................................................     Section 2.2
Closing Date.............................................     Section 2.2
Code ....................................................     Section 9.4
Company .................................................     Preamble
Company Bylaws ..........................................     Section 4.6
Company Certificate .....................................     Section 4.6
Company Common Stock ....................................     Section 4.2

Company Financial Statements ............................     Section 4.7
Company Material Contract ...............................     Section 4.17
Company Preferred Stock .................................     Section 4.2
Company Proprietary Asset ...............................     Section 4.14
Company Representatives..................................     Section 5.2
Company Stock ...........................................     Section 4.2
Company Stock Options....................................     Section 2.9
Company Stockholders' Meeting ...........................     Section 6.1
Company Superior Proposal................................     Section 5.2
Company Warrants.........................................     Section 2.9
Confidentiality Agreement................................     Section 6.2
Control..................................................     Section 9.4
Deal Expenses............................................     Section 8.2
Delaware Act.............................................     Section 2.1
Effective Time...........................................     Section 2.3
Employee Stock Purchase Plan ............................     Section 2.9
Environmental Claim .....................................     Section 4.16
Environmental Law .......................................     Section 4.16
ERISA ...................................................     Section 9.4
ERISA Affiliate..........................................     Section 9.4
ERISA Benefit Plans......................................     Section 4.11
Exchange Act ............................................     Section 3.4
Exchange Agent ..........................................     Section 2.8
Filing Date..............................................     Section 6.4
Financing................................................     Section 3.5
Financing Letters........................................     Section 3.5
Foreign Plan.............................................     Section 4.11
GAAP.....................................................     Section 9.4
Governmental Entity .....................................     Section 3.4
Hazardous Substances.....................................     Section 4.16
HSR Act .................................................     Section 3.4
Immediately Available Cash...............................     Section 9.4
Indebtedness ............................................     Section 9.4
Indemnified Parties......................................     Section 6.5
Infringes ...............................................     Section 4.14
IRS......................................................     Section 4.11
Knowledge................................................     Section 9.4
Lease....................................................     Section 4.13
Leased Real Property ....................................     Section 4.13
Lenders..................................................     Section 3.5
Material Adverse Effect .................................     Section 9.4
Merger...................................................     Recitals
Merger Sub...............................................     Preamble
Multiemployer Plans......................................     Section 4.11
Net Debt.................................................     Section 9.4
Non-ERISA Commitments....................................     Section 4.11


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

Option Plan .............................................     Section 2.9
Order....................................................     Section 7.1
Ordinary Course of Business..............................     Section 9.4
Outside Date.............................................     Section 8.1
Parent...................................................     Preamble
Parent and Merger Sub Information .......................     Section 6.1
Pension Plans............................................     Section 4.11
Per Share Amount ........................................     Section 2.7
Person...................................................     Section 9.4
Prior Pension Plans......................................     Section 4.11
Proprietary Asset .......................................     Section 9.4
Proxy Statement .........................................     Section 6.1
Required Governmental Consents...........................     Section 4.6
SEC......................................................     Section 3.8
SEC Filings .............................................     Section 4.7
SEC Reports..............................................     Section 4.7
Section 262..............................................     Section 2.7
Securities Act ..........................................     Section 3.4
Shares ..................................................     Section 2.7
Subsidiary...............................................     Section 9.4
Surviving Corporation....................................     Section 2.1
Tax .....................................................     Section 9.4
Tax Return ..............................................     Section 9.4
Termination Fee .........................................     Section 8.2
Third Party..............................................     Section 5.2
United States Bank.......................................     Section 2.8
Welfare Plans............................................     Section 4.11

                                   ARTICLE II.

                                   THE MERGER

         SECTION 2.1. THE MERGER. At the Effective Time (as defined in Section 2.3), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE ACT"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Delaware Act. The Company as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION."

         SECTION 2.2. CONSUMMATION. Unless this Agreement has been terminated and the Merger shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger (the "CLOSING") will take place at 12:00 p.m., New York Time, as soon as possible, but in no event later than four business days after satisfaction or waiver of the conditions set forth in Article VII (the "CLOSING DATE"), at the offices of Morrison Cohen Singer & Weinstein, LLP, located at 750 Lexington


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Avenue,  New York, New York 10022 (or such other place or time as Parent and the
Company may jointly designate).

         SECTION 2.3. EFFECTIVE TIME. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Sub shall file a certificate of merger (the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Delaware and make all other filings or recordings required by the Delaware Act in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the Certificate of Merger).

         SECTION 2.4. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.5. SUBSEQUENT ACTIONS. If, at any time at or after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver and shall execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 2.6. CERTIFICATE OF INCORPORATION; BYLAWS, DIRECTORS AND OFFICERS.

         (a) At the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately before the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the Delaware Act and such certificate of incorporation.

         (b) The Bylaws of Merger Sub as in effect immediately before the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the Delaware Act, the certificate of incorporation of the Surviving Corporation and such bylaws.

         (c) From and after the Effective Time, the directors of Merger Sub immediately before the Effective Time will continue as the directors of the Surviving Corporation, and except as Merger Sub may otherwise notify the Company in writing prior to the Effective Time, the officers of the Company immediately before the Effective Time will be the initial officers of the


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

Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the Surviving Corporation's certificate of incorporation and bylaws, and the Delaware Act.

         SECTION 2.7. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any of the following securities:

         (a) Except as provided in clauses (b) and (c) below, each share of Company Common Stock (as defined in Section 4.2(a)) issued and outstanding immediately before the Effective Time (such shares of Company Common Stock, other than shares described in clauses (b) and (c) below, are hereinafter referred to as the "SHARES") shall be converted into the right to receive $4.87 (the "PER SHARE AMOUNT") in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share or an affidavit with respect thereto, in each case in accordance with Section 2.8. As of the Effective Time, all Shares so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates representing any such Shares shall cease to have any rights with respect thereto, except to receive the aggregate Per Share Amount applicable thereto, in accordance with Section 2.8.

         (b) Notwithstanding anything in this Agreement to the contrary, shares (the "APPRAISAL SHARES") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the Delaware Act ("SECTION 262") shall not be converted into the right to receive the aggregate Per Share Amount applicable thereto as provided in Section 2.7(a) above and in accordance with Section 2.8 below, but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the aggregate Per Share Amount applicable thereto as provided in Section 2.7(a) above and in accordance with
Section 2.8 below. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the Delaware Act received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing with respect thereto.


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

         (c) Each share of Company Common Stock that is held as treasury stock or owned by the Company or held by Parent or Merger Sub immediately before the Effective Time shall automatically be canceled and extinguished and shall cease to exist, and no payment shall be made with respect thereto.

         (d) Each share of common stock of Merger Sub issued and outstanding immediately before the Effective Time shall automatically be canceled and extinguished and each shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         SECTION 2.8. SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

         (a) Before  the  Effective  Time,  Parent  shall  appoint an agent (the
"EXCHANGE AGENT") reasonably acceptable to the Company to receive the funds necessary to make the payments contemplated by Section 2.7(a) and to make such payments on a timely basis. The Surviving Corporation shall, on or before the Closing Date, deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares, funds in amounts sufficient for the payments under Section 2.8(b) to which such holders shall be entitled at the Effective Time pursuant to Section 2.7(a). Such funds shall be invested by the Exchange Agent as directed by the Surviving Corporation, provided however that such funds may only be invested in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (ii) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof having a combined capital surplus in excess of $500,000,000 (a "UNITED STATES BANK"), (iii) commercial paper issued by a domestic corporation and given a rating of no lower than A1 by Standard & Poor's Corporation and P1 by Moody's Investors Service, Inc. with a remaining term at the time of acquisition thereof not in excess of 90 days or (iv) demand deposits with any United States Bank. The earnings from, and interest or income produced by, such investments shall be payable to Parent or as Parent directs.

         (b) The Surviving Corporation agrees that as soon as practicable after the Effective Time it shall cause the Exchange Agent to distribute to holders of record of Shares as of the Effective Time a form of letter of transmittal and instructions for its use in effecting the surrender of the certificates representing the Shares in exchange for the aggregate Per Share Amount relating thereto in a customary form reasonably acceptable to Parent and the Company prior thereto. Such letter shall specify that the delivery shall be effected, and risk of loss and title shall pass from such holder, only upon proper delivery of the certificates representing the Shares to the Exchange Agent for use in the exchange. Upon receipt of a properly executed letter of transmittal together with the requisite documentation specified in the letter of transmittal, the Surviving Corporation shall cause the Exchange Agent to promptly pay the holder of such certificates in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates. Until so surrendered, each such certificate (other than certificates representing shares of Company Common Stock held by the Company, Parent or Merger Sub or Appraisal Shares) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.


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

         (c) If payment of cash in respect of canceled Shares is to be made to a Person (as defined in Section 9.4) other than the Person in whose name a surrendered certificate or instrument is registered, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable, all of which shall be specified in the letter of transmittal.

         (d) If any certificate or certificates representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or certificates to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such certificate or certificates, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate or certificates the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates payable pursuant to this Agreement.

         (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in
Section 2.7(a). No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately before the Effective Time represented outstanding Shares.

         (f) Promptly following the date which is six months after the Effective Time, the Parent may cause the Exchange Agent to deliver to the Parent all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and any holder of a certificate or certificates representing Shares who has not theretofore complied with this Section 2.8 shall thereafter look only to the Surviving Corporation for payment of the Per Share Amount multiplied by the number of Shares represented by such certificate or certificates, subject to any applicable abandoned property, escheat or similar law, all without interest. Any amounts remaining unclaimed by holders of Shares 18 months after the Effective Time (or such earlier date, immediately prior to such time when amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent, free and clear of any claims or interest of any Persons previously entitled thereto.

         (g) None of the Parent, the Company, the Surviving Corporation or the Exchange Agent, or any employee, officer, director, agent or Affiliate (as defined in Section 9.4) thereof, shall be liable to any Person in respect of cash delivered by the Exchange Agent to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) All cash paid upon the surrender for exchange of a certificate or certificates representing Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares exchanged for cash theretofore represented by such certificate or certificates.

         (i) The Per Share Amount paid to each holder of Shares in the Merger shall be reduced by and paid net of any applicable withholding taxes or, as set forth in Section 2.8(c), stock transfer taxes payable by such holder.

         (j) The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of cash for Shares.

         (k) Any portion of the Per Share Amount deposited with the Exchange Agent to pay for Shares for which appraisal rights have been perfected in accordance with Section 2.7(b) shall be returned to the Parent, upon demand.

         SECTION 2.9. OPTION PLANS; STOCK PURCHASE PLANS; COMPANY WARRANTS.

         (a) Subject to Section 2.9(b) below, at the Effective Time (and the Board of Directors or any committee administering the Option Plan (as defined below) shall, prior to the Effective Time, take all actions necessary so that), all outstanding options to purchase shares of Company Common Stock (the "COMPANY STOCK OPTIONS") heretofore granted under the Company's 1998 Stock Incentive Plan (the "OPTION PLAN") shall become fully vested and exercisable (whether or not currently exercisable) and shall be canceled in exchange for the right to receive a cash payment by the Surviving Corporation at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Per Share Amount over (y) the applicable exercise price per share of Common Stock subject to such Company Stock Options, multiplied by (ii) the number of shares of Common Stock for which such Company Stock Options shall not theretofore have been exercised.

         (b) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.9 to any holder of Company Stock Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 9.4), or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation.

         (c) The rights of participants in the Workflow Management, Inc. 1999 Employee Stock Purchase Plan (the "EMPLOYEE STOCK PURCHASE PLAN"), with respect to any offering period then underway under such plan, shall be determined by shortening the offering period so that the last day of such offering period occurs before, and as close as reasonably practicable to, March 31, 2004 and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period by otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such plan. The Company shall take all actions (including, if appropriate, amending the terms of such plan) that are necessary or appropriate to give effect to the transactions contemplated by this Section 2.9(c).

         (d) At the Effective Time (and the Board of Directors shall take all actions necessary so that) all outstanding warrants to purchase Company Common Stock that will not otherwise terminate pursuant to their terms as a result of the Closing of the Merger ("COMPANY WARRANTS") shall be canceled in exchange for the right to receive a cash payment by the Surviving Corporation at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Per Share Amount over (y) the applicable exercise price per share of Common Stock subject to such warrants, multiplied by (ii) the number of shares of Common Stock for which such warrants shall not theretofore have been exercised.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company:

         SECTION 3.1. ORGANIZATION. Each of Parent and Merger Sub is a corporation, and each is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to carry on its business as it is now being conducted.

         SECTION 3.2. OWNERSHIP OF PARENT AND MERGER SUB. The authorized capital stock of Merger Sub consists of 200 shares of common stock. All of the issued and outstanding shares of Merger Sub are owned by Parent. As of the date hereof, the authorized capital stock of Parent consists of 200 shares of common stock. As of the date hereof, all of the issued and outstanding shares of Parent are owned as set forth on Schedule 3.2.

         SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         SECTION 3.4. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Assuming that all required filings and authorizations  specified in
Section 3.4(b) are made or obtained, the execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and the transactions contemplated hereby by each of Parent and Merger Sub will not, (i) conflict with or violate any law, statute, regulation, court order, judgment, decree or other restriction of any government, governmental agency or court applicable to Parent or Merger Sub or by which any of their respective properties or assets is bound or affected, (ii) violate or conflict with the certificate of incorporation or bylaws, or other organizational documents of Parent or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of Parent or Merger Sub pursuant to, any contract, instrument, permit, license or franchise to which any of Parent or Merger Sub is a party or by which any of Parent or Merger Sub or any of their respective property or assets is bound or affected, except where the failure to obtain such waiver, consent, approval or authorization is not, individually or in the aggregate, reasonably likely to prevent or delay the consummation of the transactions contemplated by this Agreement.

         (b) Except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), (ii) the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the requirements of any relevant foreign antitrust authority, and (iii) the filing and recordation of appropriate merger documents as required by the Delaware Act, neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by either Parent or Merger Sub in connection with its respective execution, delivery or performance of this Agreement, except as aforesaid.

         SECTION 3.5. FINANCING ARRANGEMENTS. Parent has received and executed commitment letters (the "FINANCING LETTERS") dated as of January 30, 2004 from National City Bank, Toronto Dominion Investments, Inc. and Perseus, L.L.C. (the "LENDERS"). A true, complete and fully-executed copy of each Financing Letter has been furnished to the Company. Each of the Financing Letters is in full force and effect and has not been amended or modified in any respect, all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full when due, and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder on the part of Parent, Merger Sub or, to the knowledge of Parent, the Lenders, as the case may be. Except as set forth in the Financing Letters, the Lenders have not advised Parent, Merger Sub or any of their respective Affiliates of any facts which cause them to believe the financings contemplated by the Financing Letters will not be consummated substantially in accordance with the terms thereof. Assuming the satisfaction of the conditions contained in Sections 7.3(a) and
(b), the aggregate proceeds of the financings contemplated by the Financing Letters, when taken together with the cash to be made available to Parent at the Closing, and the available cash of Merger Sub, the Company and its Subsidiaries, are sufficient to pay the aggregate Per Share Amount for the Shares pursuant to
Article II, to pay all amounts required to be paid to holders of Company Stock Options and Company Warrants hereunder, to refinance the Indebtedness of the Company and its Subsidiaries that may become due as a result of the transactions contemplated by this Agreement (assuming the accuracy of the condition contained in Section 7.3(g) hereof), to pay all related fees and expenses and to provide working capital and funding for general corporate needs of Parent, the Surviving Corporation and their respective Subsidiaries (such financing, the "FINANCING").

         SECTION 3.6. SOLVENCY. Each of Parent and Merger Sub at the Effective Time will be able to pay its debts generally as they become due and will be solvent and will not be, nor will the Surviving Corporation be, as of the Effective Time, rendered insolvent as a result of the transactions contemplated hereby, including the Merger and the Financing. Neither Parent nor Merger Sub is in breach or default of any obligation owed to any creditor for borrowed money or any other creditor who may have a lien or other encumbrance on any of its rights and assets. Neither Parent nor Merger Sub has, either voluntarily or involuntarily, (i) admitted in writing that it is or may become unable to pay its debts generally as they become due, (ii) filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of an insolvency act, (iii) made an assignment for the benefit of its creditors, (iv) consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, (v) had a petition in bankruptcy filed against it, (vi) been adjudged as bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any law or statute of the United States of America or any other jurisdiction, or (vii) incurred or reasonably should have believed it would incur, debts that are or will be beyond its ability to pay as such debts mature. Parent, Merger Sub, and as of the Effective Time, to the knowledge of Parent, the Surviving Corporation, on a consolidated basis, are not engaged, nor currently contemplate being engaged, in a business or transaction for which any property remaining with them would be insufficient to continue to operate their businesses or to pay their debts generally as they come due.

         SECTION 3.7. LEGAL PROCEEDINGS.

         (a) There are no claims, actions, suits, proceedings or investigations pending (or, to the knowledge of Parent, threatened) against Parent or Merger Sub that would materially and adversely affect Parent's or Merger Sub's ability to consummate any of the transactions contemplated by this Agreement.

         (b) There is no order, writ, injunction or judgment to which Parent or Merger Sub is subject that would materially and adversely affect Parent's or Merger Sub's ability to consummate any of the transactions contemplated by this Agreement.

         (c) To Parent's knowledge, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent, Merger Sub or any other Affiliate of Parent is pending or threatened with respect to the transactions contemplated by this Agreement.

         SECTION 3.8. STATUS AS A CONTROL PERSON. Neither Parent nor Merger Sub, together with their respective Affiliates, beneficially owns (as that term is defined by the rules of the U.S. Securities and Exchange Commission (the "SEC") under either Section 13(d) or 16 of the Exchange Act) 10% or more of the shares of any class of equity or convertible securities of the Company.

         SECTION 3.9. NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any Financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub, except as set forth in a disclosure schedule delivered to Parent on the date of this Agreement, as follows:

         SECTION 4.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is duly organized and validly existing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined in Section 9.4). The Company has made available to Parent correct and complete copies of the Company Certificate (as defined in Section 4.6) and the Company Bylaws (as defined in Section 4.6). Schedule 4.1 sets forth the dates of all meetings of the Board of Directors held since January 1, 2002. The Company is not in default under or in violation of any provision of the Company Certificate or Company Bylaws.

         SECTION 4.2. CAPITALIZATION

         (a) The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK"), and 150,000,000 shares of common stock, $0.001 par value per share (the "COMPANY COMMON STOCK" and, together with the Company Preferred Stock, the "COMPANY STOCK"). As of the date hereof, 13,458,698 shares of Company Common Stock are issued and outstanding, all of which shares of Company Common Stock are validly issued and are fully paid, non-assessable and free of preemptive rights. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding.

         (b) As of the date hereof, (i) 4,392,894 shares of Company Common Stock are authorized for issuance under the Option Plan, of which Company Stock Options to purchase 3,012,268 shares of Company Common Stock are currently outstanding, and (ii) 2,400,000 shares of Company Common Stock are authorized for issuance pursuant to outstanding Company Warrants of which warrants to purchase 2,400,000 shares of Company Common Stock are outstanding.

         (c) Except as set forth in Schedule 4.2, as of the date hereof, there are no outstanding Company Stock Options, Company Warrants, subscriptions, options, contracts, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Subsidiary (as defined in Section 9.4) of the Company to issue additional shares of Company Stock or any debt instrument. There are no outstanding share appreciation rights or similar rights of the Company or any of its

Subsidiaries.   There  are  no  voting  trusts,  irrevocable  proxies  or  other agreements or understandings to which the Company or any Subsidiary of the Company is a party or is bound with respect to the voting of any shares of Company Stock.

         SECTION 4.3. INVESTMENTS. Except for the capital stock or other ownership interests of its Subsidiaries, the Company does not own or have the right to acquire, directly or indirectly, any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other corporation or any equity or other participating interest in the revenues or profits of any Person.

         SECTION 4.4. SUBSIDIARIES. Schedule 4.4 sets forth for each direct or indirect Subsidiary of the Company: (i) its name and jurisdiction of organization, (ii) each jurisdiction in which it is qualified to do business,
(iii) the number of authorized shares of capital stock or units of limited liability company membership interests of each class authorized to be issued,
(iv) the number of issued and outstanding shares of capital stock or units of limited liability company membership interests of each class, the names of the holders thereof, and the number of shares or units held by each such holder, and
(v) the number of shares of its capital stock held in treasury. Each Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of the Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except as set forth in Schedule 4.4 or where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All of the outstanding capital stock or units of limited liability company membership interests of each Subsidiary of the Company are validly issued, and where such Subsidiary is a corporation, fully paid and non-assessable and are owned directly by the Company or a Subsidiary of the Company free and clear of any liens, taxes, claims and demands except as set forth on Schedule 4.4. Except as set forth on Schedule 4.4, there are no subscriptions, options, warrants, voting trusts, proxies or other commitments, understandings, restrictions or arrangements to which the Company or any of its Subsidiaries is a party relating to the issuance, sale, voting or transfer of any capital stock or units of limited liability company membership interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Company has made available to Parent correct and complete copies of (a) the certificate or articles of incorporation, organization or formation and (b) the bylaws or operating agreement of each Subsidiary (as amended to date).

         SECTION 4.5. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the necessary corporate power and corporate authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval for the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of this Agreement by the Company's stockholders in accordance with the Delaware Act. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         SECTION 4.6. NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

         (a) Except as set forth in Schedule 4.6 and assuming that all Required Governmental Consents (as defined below) are obtained, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company will not, (i) conflict with or violate any law, statute, regulation, court order, judgment, decree or other restriction of any government, governmental agency or court applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets is bound or affected, (ii) violate or conflict with any provision of the certificate of incorporation of the Company as amended (the "COMPANY CERTIFICATE"), or the bylaws of the Company, as amended (the "COMPANY BYLAWS"), or any charter, bylaws or operating agreement of any Subsidiary of the Company, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets (whether owned or leased) of the Company or any of its Subsidiaries pursuant to, or require any notice under, any Company Material Contract (as defined in Section 4.17). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any of the provisions of any of the Option Plan or Company Warrants.

         (b) Except for (i) applicable requirements, if any, of the Exchange Act and the Securities Act, (ii) the requirements of the HSR Act and the requirements of any relevant foreign antitrust or foreign investment authority,
(iii) the filing and recordation of appropriate merger documents as required by the Delaware Act, (iv) the filing and recordation of appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (v) applicable requirements of the Nasdaq National Market, and (vi) compliance with any applicable state securities or blue sky laws or state takeover laws (the filings and authorizations referred to in clauses (i) through (vi) being referred to collectively as the "REQUIRED GOVERNMENTAL CONSENTS"), neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except for the Required Governmental Consents, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.7. SEC FILINGS; FINANCIAL STATEMENTS.

         (a) The Company has filed all forms, reports, statements, schedules, and other documents with the SEC required to be filed by it pursuant to the Securities Act and Exchange Act (collectively, the "SEC FILINGS"). The Company has made available to Parent true and complete copies of (1) its Annual Reports on Forms 10-K and 10K/A for the fiscal years ended April 30,

2001, 2002 and 2003, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since May 1, 2001, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by the Company with the SEC since May 1, 2001 (collectively, the "SEC REPORTS"). The SEC Filings (i) at the time filed or if amended or superseded by a later filing, as of the date of the last such amendment or filing, complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were declared effective or filed, as the case may be, or if amended or superseded by a later filing, as of the date of the last such amendment or such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (b) The audited and unaudited consolidated financial statements of the Company and its Subsidiaries contained in the SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and the requirements of Regulation S-X promulgated under the Exchange Act, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations, cash flows and changes in financial position of the Company and its Subsidiaries for the periods indicated, and are consistent in all material respects with the internal financial statements of the Company to the extent required by GAAP, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments and any other adjustments described therein or permitted by the Exchange Act (including without limitation Regulation S-X thereunder), none of which adjustments individually or in the aggregate are material. The internal financial statements of the Company and its Subsidiaries have been, and are being maintained in accordance with GAAP to the extent applicable and reflect only actual transactions.

         SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as expressly permitted by this Agreement, or as set forth in Schedule 4.8, since May 1, 2003:
(i) there has not occurred a Material Adverse Effect and (ii) there has not been any change by the Company in its significant accounting principles or practices except as required by GAAP or applicable law or SEC requirements. Without limiting the generality of the foregoing, since April 30, 2003:

         (a) none of the Company or its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) none of the Company or its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

         (c) no party (including the Company and any of its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company or any of its Subsidiaries is a party or by which any of them is bound which acceleration, termination, modification or cancellation involved payments exceeding $100,000, other than any terminations, cancellations or modifications to any agreement with a salesperson or customer service representative of the Company or any Subsidiary of the Company who had annual compensation for the fiscal year ended April 30, 2003 of $250,000 or less;

         (d) no liens have been placed upon any of the assets, tangible or intangible, of the Company or any of its Subsidiaries other than pursuant to the Company's existing senior credit facility and other liens permitted under the terms of such facility;

         (e) none of the Company or its Subsidiaries has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business other than (i) as set forth in the Company's capital budget for 2004, a copy of which is attached hereto as part of Schedule 5.1 and (ii) such other items as do not exceed $250,000 in the aggregate;

         (f) none of the Company or its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 in the aggregate or outside the Ordinary Course of Business (excluding loans or advances in respect of commissions to any salesperson or customer service representative of the Company or any Subsidiary of the Company made in the Ordinary Course of Business);

         (g) none of the Company or its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness involving more than $50,000, in any one case, or $250,000 in the aggregate other than (a) borrowings under the Company's existing senior credit facility or (b) refinancings of existing obligations reflected in the Company Financial Statements or Schedule 4.8;

         (h) none of the Company or its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

         (i) none of the Company or its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $500,000 or outside the Ordinary Course of Business;

         (j) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (k) none of the Company or its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors or officers, including, without limitation, the grant of any severance or termination pay, other than pursuant to any existing plan, policy, agreement or arrangement, and none of the Company or its Subsidiaries has made any loan to, or entered into any other transaction with, any of its employees outside the Ordinary Course of Business;

         (l) none of the Company or its Subsidiaries has experienced any damage, destruction, or loss to its property exceeding $250,000 and not covered by insurance or exceeding $250,000 (excluding deductibles) and covered by insurance;

         (m) none of the Company or its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

         (n) none of the Company or its Subsidiaries has entered into any collective bargaining agreement, written or oral, or modified the terms of any existing such agreement;

         (o) none of the Company or its Subsidiaries has adopted, amended, modified, or terminated any ERISA Benefit Plans or Non-ERISA Commitment (as defined in Section 4.11) outside the Ordinary Course of Business;

         (p) none of the Company or its Subsidiaries has made any change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business;

         (q) none of the Company or its Subsidiaries has made or pledged to make any charitable or other capital contribution to any individual charity in excess of $100,000;

         (r) none of the Company or its Subsidiaries has discharged a liability or lien outside the Ordinary Course of Business;

         (s) none of the Company or its Subsidiaries has transferred, assigned or granted any license or sublicense of any rights of any Company Proprietary Asset other than in the Ordinary Course of Business; and

         (t) none of the Company and its Subsidiaries has committed in writing to any of the foregoing.

         SECTION 4.9. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), except
(i) for liabilities incurred in the Ordinary Course of Business which, either individually or in the aggregate, have not had and could not be reasonably expected to have a Material Adverse Effect and (ii) as and to the extent set forth on the consolidated balance sheet of the Company and its Subsidiaries contained in the Company's SEC Filing for the quarter ended October 31, 2003 (or described in the footnotes accompanying the financial statements that contain such balance sheet) or disclosed on Schedule 4.9.

         SECTION 4.10. LITIGATION. Except as set forth in Schedule 4.10, (i) there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any Governmental Entity or arbitrator. None of the claims, actions, suits, proceedings or investigations listed on
Schedule 4.10, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.10, neither the Company nor any of its Subsidiaries nor any of their respective properties is subject to any order, judgment, injunction or decree.

         SECTION 4.11. EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Set forth in Schedule 4.11(a) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA (as defined in Section 9.4)) maintained by the Company or an ERISA Affiliate (as defined in Section 9.4), or with respect to which the Company or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of Company or an ERISA Affiliate due to such employment (the "PENSION PLANS"). Set forth in Schedule 4.11(a) is a true and complete list of each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment (the "WELFARE PLANS") (the Pension Plans and Welfare Plans being the "ERISA BENEFIT PLANS"). In addition, set forth in
Schedule 4.11(a) is a true and complete list of each other "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is or has ever been subject to Section 302 of ERISA and (i) maintained by the Company or an ERISA Affiliate at any time during the six-year period prior to the Effective Time, or (ii) with respect to which Company or an ERISA Affiliate was required to make any payment at any time during such period (the "PRIOR PENSION PLANS").

         (b) Other than those listed in Schedule 4.11(a), set forth in Schedule 4.11(b) is a true and complete list of each retirement, savings, profit sharing, deferred compensation, severance, stock ownership, stock purchase, stock option, hospitalization or other medical, disability, life or other insurance, or other welfare or fringe benefit plan or policy to which Company or any of its Subsidiaries is a party or with respect to which it is or will be required to make any payment (the "NON-ERISA COMMITMENTS").

         The Company has made available to Parent correct and complete copies of
(i) all written Non-ERISA Commitments and (ii) all insurance and annuity policies and contracts and other documents relevant to any Non-ERISA Commitment. Except as disclosed in Schedule 4.11(a) or Schedule 4.11(b), none of the ERISA Benefit Plans or the Non-ERISA Commitments is subject to the law of any jurisdiction outside of the United States of America.

         (c) Except as set forth on Schedule 4.11(c), the Company has made available to Parent with respect to each ERISA Benefit Plan, Non-ERISA Commitment and with respect to each Prior Pension Plan, other than any ERISA Benefit Plan or Prior Pension Plan which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), correct and complete copies, where applicable, of (i) all plan documents and amendments thereto, trust agreements and amendments thereto and insurance and annuity contracts and policies, (ii) the current summary plan description, (iii) the Annual Reports (Form 5500 series) and accompanying schedules, as filed, for the most recently completed three plan years for which such reports have been filed, (iv) the financial statements completed in accordance with GAAP for the most recently completed three plan years for which such statements have been prepared, (v) the actuarial reports for the three most recently completed plan years, if applicable, and
(vi) the most recent determination letter issued by the United States Internal Revenue Service ("IRS") and the application submitted with respect to such letter if such application was required to be filed. With respect to each Pension Plan that is a "multiemployer plan" (the "MULTIEMPLOYER PLANS"), (A) the Company has delivered to Parent correct and complete copies of all plan documents and amendments thereto and trust agreements and amendments thereto, the items described in clauses (ii), (iii) and (v) of the second preceding sentence but with respect to the reports described in such clauses (iii) and (v) only such reports for the most recent year, and all correspondence and other information in the Company or any ERISA Affiliate's possession, if any, relating to any anticipated increases in contribution rates with respect to such plan, and (B) also set forth in Schedule 4.11(c) is a true and complete list of the amounts which each of the Company and each ERISA Affiliate has paid to such plan through December 31, 2003 with respect to each of the calendar years 2001 through 2003. The Company has delivered to Parent with respect to each of the Multiemployer Plans and with respect to each of the Prior Pension Plans which is a "multiemployer plan" (the "PRIOR MULTIEMPLOYER PLANS") correct and complete copies of all correspondence and other information in Company's or any ERISA Affiliate's possession, if any, relating to the amount for which Company or any ERISA Affiliate is or could be liable under Title IV of ERISA for a total or partial withdrawal as of any date or for any other reason.

         (d) Each Pension Plan that is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and no circumstance has occurred or exists which might cause such plan to cease being so qualified, other than as set forth in Schedule 4.11(e).

         (e) There is no pending or, to the knowledge of the Company, threatened claim in respect of any of the ERISA Benefit Plans or Non-ERISA Commitments other than claims for benefits in the ordinary course of business. Except as set forth in Schedule 4.11(e), each of the ERISA Benefit Plans and Non-ERISA Commitments other than any Multiemployer Plans and Foreign Plans (as defined in
Section 4.11(l)) (i) has been administered substantially in accordance with its terms and (ii) complies in form, and has been administered substantially in accordance, with the requirements of ERISA and, where applicable, the Code and any applicable law. The Company and each ERISA Affiliate has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA. The Company has no obligation under any ERISA Benefit Plans or otherwise to provide health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA, other than as set forth in Schedule 4.11(e). The consummation of the transaction contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any participant.

         (f) To the knowledge of the Company, no proceeding has been initiated to terminate any Multiemployer Plan, and there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA) with respect to any such plan. No Multiemployer Plan is in reorganization as described in Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Except as described in
Schedule 4.11(f), neither the Company nor any ERISA Affiliate has failed to make a required or disputed contribution to any Multiemployer Plan or any Prior Multiemployer Plan. Except as described in Schedule 4.11(f), (i) neither the Company nor any ERISA Affiliate has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any multiemployer plan (as such term is defined in Section 3(37) of ERISA), (ii) no such liability has been asserted,
(iii) there are no events or circumstances which could result in any such partial or complete withdrawal, and (iv) neither the Company nor any ERISA Affiliate is bound by a contract or agreement or has any obligation or liability described in Section 4204 of ERISA. To the knowledge of the Company, each Multiemployer Plan (A) complies in form, and has been administered substantially in accordance, with the requirements of ERISA and, where applicable, the Code, and (B) is qualified under Section 401(a) of the Code as amended to the date hereof.

         (g) Except as to Multiemployer Plans (as to which this representation and warranty is made only to the knowledge of the Company), neither the Company nor, to the knowledge of Company, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has taken any action with respect to any ERISA Benefit Plan which could subject any such plan (or its related trust) or the Company or any officer, director or employee of any of the foregoing to the penalty or tax under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code.

         (h) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the ERISA Benefit Plans and Non-ERISA Commitments (including workers compensation) or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or sufficient accruals for such contributions and other payments, to the extent required by GAAP have been duly and fully provided for on the most recent consolidated balance sheet of the Company included in the filed SEC Filings.

         (i) No liability under any ERISA Benefit Plan or Non-ERISA Commitment has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

         (j) No stock or other security issued by the Company or any ERISA Affiliate forms or has formed a material part of the assets of any ERISA Benefit Plan.

         (k)  Except as set  forth or  described  in the  Schedules  under  this
Section 4.11, neither the Company or any ERISA Affiliate has maintained, sponsored or contributed to, or been required to contribute to, any United States defined benefit plan (as defined in Section 414(j) of the Code) or any plan subject to Title IV of ERISA at any time during the past six (6) years.

         (l) Except as set forth on Schedule 4.11(l), with respect to each Non-ERISA Commitment established or maintained outside of the United States of America primarily for the benefit of employees of the Company or any ERISA Affiliate residing outside the United States of America (a "FOREIGN PLAN"): (i) all employer and employee contributions to each Foreign Plan required by applicable law or by the terms of such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in all material respects in good standing with applicable regulatory authorities.

         SECTION 4.12. OWNED REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

         SECTION 4.13. LEASES.

         (a) Schedule 4.13 sets forth a list of all leases, subleases and occupancy agreements, together with all amendments, extensions, renewals, guaranties, assignments and supplements thereto, with respect to all real properties in which the Company or any of its Subsidiaries has a leasehold interest, whether as lessor or lessee (each, a "LEASE" and collectively, the "LEASES"; the property covered by Leases under which the Company or such Subsidiary is a lessee is referred to herein as the "LEASED REAL PROPERTY"), including the date and name of the parties to such Leases and all assignors and assignees thereof.

         (b) With respect to each of the Leases, except as set forth in Schedule 4.13: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the transactions contemplated by this Agreement do not require the consent of any other party to such lease, will not result in a breach of or default under such lease, or otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing; (iii) neither the Company nor any of its Subsidiaries is, and, to the knowledge of the Company, no other party to any Lease is, in breach or default under such Lease, and, to the Company's knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) the other party to such Lease is not an Affiliate of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof except in the Ordinary Course of Business; and (vi) except for any security interest granted pursuant to the Company's existing senior credit facility or other security interests permitted under the terms of such facility, neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein.

         SECTION 4.14. INTELLECTUAL PROPERTY.

         (a) Schedule 4.14(a)(i) sets forth, with respect to each Proprietary Asset owned by the Company and its Subsidiaries (a "COMPANY PROPRIETARY ASSET") and registered with any Governmental Entity or for which an application has been filed with any Governmental Entity: (i) a brief description of such Proprietary Asset consisting of (A) the name and/or design of each mark, registration number (or serial number) and date registered (filed) for such mark, (B) the title of each patent, patent number (or serial number) and date issued (filed) for such patent, (C) the title of each copyright work, date registered and registration number; and (ii) the jurisdictions covered by the applicable registration or application. Schedule 4.14(a)(ii) identifies and provides a brief description of all common law marks, domain names and unregistered copyrights owned by the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries. Schedule 4.14(a)(iii) identifies and provides a brief description of contracts containing any ongoing royalty or payment obligations with respect to, each Proprietary Asset that is licensed to the Company and its Subsidiaries by any Person (other than employees of the Company or any Subsidiary) and is material to the business of the Company and its Subsidiaries (except for any Proprietary Asset that is licensed to the Company and its Subsidiaries under any third party software license generally available to the public). The Company and its Subsidiaries have good and marketable title to all of the Proprietary Assets identified in Schedule 4.14(a)(i) and, to the knowledge of the Company, in and to all other Company Proprietary Assets, free and clear of all encumbrances, except for (A) as set forth in Schedule 4.14(b), and (B) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the asset subject thereto or materially impair the operations of the Company or its Subsidiaries. Except as identified in Schedule 4.14(b), the Company and its Subsidiaries have a valid right to use and license in connection with the business of the Company and its Subsidiaries as currently conducted all Company Proprietary Assets. Except as set forth in Schedule 4.14(a)(iv), none of the Company or its Subsidiaries has developed jointly with any other Person (other than employees of the Company or any Subsidiary of the Company) any Proprietary Asset that is material to the business of the Company and its Subsidiaries with respect to which such other Person has ownership rights.

         (b) Except as set forth in Schedule 4.14(a)(iv), to the knowledge of the Company, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Assets.

         (c) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights owned by the Company and its Subsidiaries are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Company or its Subsidiaries (either by itself or with any other Person) infringes or misappropriates or makes unauthorized use of ("INFRINGES") any Proprietary Assets owned by any other Person, (iii) none of the products that have been designed, created, developed, assembled, manufactured or sold by any of the Company or its Subsidiaries is Infringing any Proprietary Assets owned by any other Person in any respect, and, except as set forth in Schedule 4.14(c), none of the Company or its Subsidiaries has received any written notice or other written communication of any actual, alleged, or potential Infringement of any Proprietary Asset owned by any other Person; and (iv) to the knowledge of the Company no other Person is Infringing, and no Proprietary Assets owned by any other Person Infringes, any Company Proprietary Asset.

         (d) The Company Proprietary Assets constitute all the Proprietary Assets owned by or licensed to the Company and its Subsidiaries necessary to enable the Company and its Subsidiaries to conduct their businesses in the manner in which such businesses are now being conducted. Except as set forth in
Schedule 4.14(d), none of the Company or its Subsidiaries has (i) licensed any of the Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any other contract limiting its ability to exploit any Company Proprietary Assets.

         (e) Except as set forth on Schedule 4.14(e), to the knowledge of the Company, (i) no current executive officer of the Company or its Subsidiaries is competing against, or soliciting customers or employees from, the Company or its Subsidiaries, or wrongfully using Company Proprietary Assets, and (ii) no former executive officer of the Company or its Subsidiaries is wrongfully competing against, or soliciting customers or employees from, the Company or its Subsidiaries, or using Company Proprietary Assets.

         SECTION 4.15. INSURANCE. (a) Schedule 4.15 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) of the Company or any of its Subsidiaries in effect as of the date hereof:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         (b) With regard to each insurance policy carried by the Company and its Subsidiaries or covering their business, assets and properties: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither the Company, nor any of its Subsidiaries, nor, to the Company's knowledge any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. To the Company's knowledge, each of the Company and its Subsidiaries has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         SECTION 4.16. ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         (a) Each of the Company, its Subsidiaries, predecessors and Affiliates has complied in all material respects with all applicable Environmental Laws, and, except as set forth on Schedule 4.16, there are no past or current Environmental Claims pending or threatened against the Company or any of its Subsidiaries, predecessors or Affiliates and there are no facts or circumstances that could reasonably be expected to form the basis for any Environmental Claim against the Company or any of its Subsidiaries, predecessors or Affiliates.

         (b) Neither the Company nor any of its Subsidiaries, predecessors or Affiliates has caused or allowed the generation, treatment, storage or disposal of Hazardous Substances on any real property, including without limitation, the Leased Real Property, any real property formerly leased or owned by the Company or any of its Subsidiaries, predecessors or Affiliates or any other location except (i) in accordance with applicable Environmental Laws and
(ii) as set forth on Schedule 4.16.

         (c) Neither the Company nor any of its Subsidiaries, predecessors or Affiliates has caused or allowed the (i) release of Hazardous Substances into the environment except where the release of such Hazardous Substances was in accordance with applicable Environmental Laws or (ii) as set forth on Schedule 4.16.

         (d) There have been no environmental investigations, studies, tests, reviews or other analyses conducted by, on behalf of, or that are in the possession of the Company or any of its Subsidiaries, or, to the knowledge of the Company, in the possession of any of its predecessors, with respect to the Leased Real Property or any property formerly leased or owned by the Company or any of its Subsidiaries, predecessors or Affiliates that have not been made available to Parent, Merger Sub or any of their representatives prior to the execution of this Agreement.

         (e) All environmental permits and other material permits for all activities relating to the operation of the Business necessary at any time prior to the date of this Agreement and prior to the Closing Date have been obtained and were and are in full force and effect. Each of the Company and its Subsidiaries, predecessors and Affiliates has complied and is in compliance in all material respects with all environmental permits with respect to the operation of the business of the Company and its Subsidiaries and there are no known reasons why the business of the Company and its Subsidiaries currently operating on the Leased Real Property cannot lawfully continue.

         (f) except as set forth on Schedule 4.16, none of the Company, its Subsidiaries, or any of their respective predecessors or Affiliates, has either expressly or by operation of law, assumed or undertaken any liability, including without limitation, any obligation for corrective or remedial action, of any Person relating to Environmental Laws or Hazardous Substances.

         (g) As used in this Agreement, the following terms have the meanings set forth below:

                  (i) "ENVIRONMENTAL CLAIM" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations or proceedings, whether civil or criminal, related to any applicable
         Environmental Law or any environmental permit brought, issued or asserted by a governmental or regulatory authority or by a third party for compliance, damages, penalties, removal, response, remedial action or other action resulting from a release of a Hazardous Substance at, to or from any real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, predecessors or Affiliates or any real property to which any Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment or disposal.

                  (ii) "ENVIRONMENTAL LAW" means any United States or Canadian federal, provincial, state and local law, statute, ordinance and any related rules and regulations, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances, including without limitation the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., and the Clean Water Act, as amended, 33 U.S.C. Sections 1251 et seq.

                  (iii) "HAZARDOUS SUBSTANCES" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         SECTION 4.17. MATERIAL CONTRACTS. Schedule 4.17 lists the following written contracts and other written agreements to which the Company or any of its Subsidiaries is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $350,000 per annum;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services (i) which cannot be terminated without penalty upon 90 days or less prior written notice and (ii) which involve annual payments in excess of $350,000;

         (c) any agreement concerning a partnership or joint venture;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $250,000;

         (e) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual base compensation in excess of $150,000, other than agreements with a salesperson or customer service representative of the Company or any Subsidiary of the Company entered into in the Ordinary Course of Business;

         (f) any agreement under which it has advanced or loaned in excess of $50,000 that is outstanding as of the date of this Agreement, to any of its directors, officers, and employees (other than loans or advances against commissions to salespersons or customer service representatives of the Company or any Subsidiary of the Company in the Ordinary Course of Business) or in connection with an acquisition by the Company or any of its Subsidiaries;

         (g)  any   agreement   under  which  it  has  granted  any  Person  any
registration  rights  (including,   without  limitation,  demand  and  piggyback
registration rights);

         (h) any agreement under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $100,000 (other than loans or advances against commissions to salespersons or customer service representatives of the Company or a Subsidiary of the Company in the Ordinary Course of Business);

         (i) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $250,000 or under which it has imposed a lien on any of its assets, tangible or intangible (other than liens permitted under the Company's existing senior credit facility); or

         (j)  any  other   agreement  (or  group  of  related   agreements)  the
performance of which involves consideration from and after the date of this Agreement in excess of $500,000.

Each contract, arrangement, commitment or understanding of the type described in this Section 4.17, whether or not set forth in Schedule 4.17 is referred to as a "COMPANY MATERIAL CONTRACT." The Company has made available to Parent a correct and complete copy of each Company Material Contract (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy or other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; (B) neither the Company, nor to the knowledge of the Company any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) neither the Company, nor to the knowledge of the Company any other party, has repudiated any provision of the agreement.

         SECTION 4.18. COMPLIANCE WITH LAWS/PERMITS.

         (a) Except as set forth in Schedule 4.18, neither the Company nor any of its Subsidiaries is in violation of any applicable provisions of any laws applicable thereto, except for any violations which would not individually or in the aggregate have a Material Adverse Effect.

         (b) Except as set forth in Schedule 4.18, the Company and its Subsidiaries have all permits, licenses, approvals and other authorizations from applicable Governmental Entities required in connection with the operation of their respective businesses, except those the absence of which would not individually or in the aggregate have a Material Adverse Effect.

         SECTION 4.19. TAXES.

         (a) Except as set forth on Schedule 4.19, the Company and each of its Subsidiaries has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, in all material respects, all Taxes required to be paid, collected or withheld, other than such Taxes for which all of the following are true: (1) adequate reserves have been established for such Taxes in the Company Financial Statements; (2) such Taxes are being contested in good faith; and (3) such Taxes are set forth on Schedule 4.19. There are no claims or assessments pending against the Company or any of its Subsidiaries for any alleged material deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims or assessments against the Company or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith). Except as set forth on
Schedule 4.19, neither the Company nor any of its Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any amounts of Taxes shown to be due on any return. There are no liens or security interests on any of the assets of any of the Company and its Subsidiaries that arose as a result of the failure to pay Taxes, other than liens for current Taxes not yet due and payable and liens for Taxes that are being contested in good faith. Each of the Company and its Subsidiaries has in all material respects withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. No director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

         (b) Schedule 4.19 indicates those Tax Returns that are currently the subject of audit. The Company has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1999. Except as set forth on Schedule 4.19, no power of attorney currently in force has been granted by any of the Company and its Subsidiaries with respect to any Tax matter.

         (c) None of the Company or its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company or its Subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method or has an application pending with the IRS or any other tax authority requesting permission for any change in accounting method. None of the Company or its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(m) or 280G. None of the Company or its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the Company or its Subsidiaries is subject to any accumulated earnings tax or personal holding companies tax. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662 and complied with the disclosure required under the tax shelter reporting provisions in Code Section 6011. Except as set forth on
Schedule 4.19, none of the Company or its Subsidiaries is currently a party to any Tax allocation or Tax sharing agreement pursuant to which any of them has an obligation to make a payment under such an agreement. None of the Company or its Subsidiaries has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (d) Schedule 4.19 sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any excess loss account of the stockholder(s) of each Subsidiary in its stock; (B) to the Company's knowledge, the amount of any deferred gain or loss allocable to the Company or its Subsidiaries arising out of any deferred intercompany transaction; (C) all material elections and consents relating to Tax and agreements with any taxing authorities which are still in effect; and (D) all closing agreements and Tax rulings requested or received from any taxing authority.

         (e) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the Company Financial Statements as of October 31, 2003 (rather than in any notes thereto) and (B) to the Company's knowledge, do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

         (f) None of the Company or its Subsidiaries (A) has participated in an international boycott as defined in Code Section 999; (B) except as set forth on
Schedule 4.19, has been the distributing corporation or controlled corporation with respect to a transaction described in Code Section 355 since the effective date of Code Section 355(e); (C) as a result of a "Closing Agreement" (as described in Code Section 7121) will be required to include an item of income or exclude an item of deduction in a taxable period or portion thereof after Closing; (D) has a material item of income or gain reported for financial accounting purposes in a pre-closing period or otherwise attributable to a pre-closing period which is required to be included in taxable income for a post-closing period or (E) has an overall foreign loss described in Code Section 904(f).

         (g) None of the assets of the Company or its Subsidiaries is (A) tax exempt use property under Code Section 168(h); (B) tax-exempt bond financed property under Code Section 168(g); (C) limited use property under Revenue Procedure 76-30, or (D) treated as owned by any other person under Code Section
168. None of the Company or it Subsidiaries is a party (other than as an investor) to any industrial development bond.

         (h) None of the Company or its Subsidiaries owns shares of any passive foreign investment companies as described in Code Section 1297, or foreign investment companies as described in Code Section 1246. None of the Subsidiaries of the Company which are organized outside the United States (A) have material loss carryovers; (B) have any United States real property interests as described in Code Section 897, or (C) generate material amounts of Subpart F income as described in Code Section 952. None of the Subsidiaries of the Company which are organized outside the United States are contiguous country corporations described in Code Section 1504(d).

         (i) None of the Company or its Subsidiaries has made an election under US law with respect to its status or classification for US tax purposes. None of the Subsidiaries of the Company which are organized outside the United States are engaged in the conduct of a trade or business in the United States. None of the Company or its Subsidiaries has a branch, office or fixed place of business or permanent establishment outside its country of incorporation (other than Puerto Rico). The Company and its Subsidiaries have made their transfer pricing determinations for U.S. federal income tax purposes using appropriate methods in accordance with applicable tax laws and have kept reasonably accurate tax records supporting such determinations.

         SECTION 4.20. STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation enacted under any state law applicable to the Company is applicable to the Merger.

         SECTION 4.21. BROKERS. No broker, finder, investment banker or other Person (other than Jefferies & Company, Inc. ("Jefferies")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. SCHEDULE 4.21 includes the letter agreement between the Company and Jefferies with respect to the amount of all unpaid fees and expenses owed by the Company and its Subsidiaries to Jefferies with respect to the transactions contemplated by this Agreement or otherwise. Such agreement shall not be amended or modified in any respect.

         SECTION 4.22. OPINION OF FINANCIAL ADVISOR. Jefferies & Company, Inc. has rendered to the Board a written opinion, dated as of the date of this Agreement, to the effect that, subject to the assumptions and limitations set forth therein, the Per Share Amount to be received by the stockholders of the Company, is fair to such holders from a financial point of view.

         SECTION 4.23. TITLE TO ASSETS. Except as set forth on Schedule 4.23, the Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the balance sheet included in the Company Financial Statements as of October 31, 2003, or acquired after the date thereof, free and clear of all liens, except for properties and assets disposed of in the Ordinary Course of Business since such date.

         SECTION 4.24. PRODUCT WARRANTY. Except as set forth on Schedule 4.24, each product manufactured, sold, leased, or delivered by the Company or any of its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the balance sheet included in the Company Financial Statements as of October 31, 2003 (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

         SECTION 4.25. EMPLOYEES.

         (a) Except as set forth in Schedule 4.25, the Company and each of its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth in Schedule 4.25, (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, (ii) the Company and each of its Subsidiaries has complied in all material respects with all collective bargaining agreements listed in Schedule 4.25, and (iii) neither the Company or any of its Subsidiaries is a party to, and it is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees.

         (b) Any individual who performs services for the Company or its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or a Subsidiary of the Company for federal income tax purposes by the Company is not an employee for such purposes.

         (c) The Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and has no liabilities pursuant to such act.

         (d) Other than as set forth on Schedule 4.25, to the knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company or its Subsidiaries.

         SECTION  4.26.  NOTES AND ACCOUNTS  RECEIVABLE.  Except as set forth in
Schedule 4.26, to the Company's knowledge, all notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the consolidated balance sheet of the Company and its Subsidiaries contained in the Company's SEC Filing for the quarter ended October 31, 2003 as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE EFFECTIVE TIME. Except as otherwise contemplated by this Agreement, required by law, disclosed in Schedule 5.1 or consented to by Parent in writing (which consent shall not be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall conduct their respective businesses in the Ordinary Course of Business and (ii) without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries will:

         (a) amend their respective articles or certificates of incorporation or bylaws (or comparable governing instruments) in any respect;

         (b) authorize for issuance, issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company or any of its Subsidiaries including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any of its Subsidiaries, except for (i) the issuance of Shares upon the exercise of Company Stock Options or Company Warrants to purchase common stock outstanding on the date of this Agreement in accordance with their present terms, (ii) the issuance of Shares pursuant to the Employee Stock Purchase Plan for the offering period ending no later than March 31, 2004 and
(ii) the issuance of Shares to members of the Board of Directors of the Company in lieu of cash directors' fees consistent with past practices;

         (c) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or a Subsidiary of the Company, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

         (d) (i) create, incur or assume any Indebtedness in excess of $100,000 in the aggregate, except refinancings of existing obligations, without increasing the amount of Indebtedness represented by such obligations, on terms that are no less favorable to the Company or its Subsidiaries than the existing terms; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (iii) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than (v) loans or advances in respect of commissions to any salesperson or customer service representative of the Company or its Subsidiaries, (w) to the Company or a Subsidiary of the Company in the Ordinary Course of Business, (x) customary travel, relocation or business advances to employees, (y) such as are included in the Company's capital budget for 2004, a copy of which is attached to
Schedule 5.1 and (z) such other items as do not exceed $100,000 in the aggregate); (iv) voluntarily incur any liability or obligation (absolute, accrued, contingent or otherwise) material to the Company and its Subsidiaries taken as a whole; (v) enter into any other agreement (or group of related agreements) the performance of which involves consideration from and after the date of this Agreement in excess of $100,000 (except as permitted under Section 5.1(e)) or (vi) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, material to the Company and its Subsidiaries taken as a whole other than to secure debt outstanding as of the date of this Agreement or permitted under subpart (i) of this clause (d) or as set forth on Schedule 5.1;

         (e) other than pursuant to the terms of agreements in effect on the date of this Agreement, (i) enter into, establish, amend or terminate any retention, change of control or collective bargaining agreement or arrangement;
(ii) increase in any manner the compensation of any of its officers or employees, or enter into, establish, amend or terminate any employment or consulting agreement with any of its employees, in each case other than changes in the Ordinary Course of Business with respect to salespeople or customer service representatives of the Company or its Subsidiaries, or other employees of the Company and its Subsidiaries who do not have a title of vice president or higher; (iii) hire or terminate any employee of the Company or any of its Subsidiaries with a title of vice president or higher; or (iv) enter into, establish, amend or terminate any profit sharing, pension, retirement, health or other welfare plans, or any other benefit plan, policy, agreement, trust, fund or arrangement, other than: (w) amendments to, or terminations of, group health and other welfare plans in the Ordinary Course of Business, (x) as required by the IRS or Department of Labor (whether through a closing agreement, compliance statement or otherwise), (y) amendments to the Company's 401(k) plan in the Ordinary Course of Business (other than any changes in vesting schedules or increases in the employer matching contributions under such plan), and (z) amendments to, or mergers of, the retirement plans of the Company's Subsidiaries listed on Schedule 4.11(e) in the Ordinary Course of Business as set forth on
Schedule 5.1;

         (f) settle or compromise any material pending or threatened suit, action or claim (including, without limitation, any claims in excess of $100,000 of the Company or its Subsidiaries as creditor in any bankruptcy proceeding) on terms other than those set forth on Schedule 5.1;

         (g) adopt any stockholder rights or similar plans;

         (h) adopt any plan of liquidation or dissolution; or

         (i) agree in writing or otherwise to take any of the actions described in Sections 5.1 (a) through (h) above.

         SECTION 5.2. NO SOLICITATION.

         (a) Except as otherwise provided in Section 6.7 below, upon execution of this Agreement, the Company shall, and shall direct the Company Representatives (as defined in Section 5.2 (b)) to, immediately cease any activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as defined in Section 5.2 (c)).

         (b) Except as permitted by this Section 5.2, and subject to Section 6.7 below, the Company shall not, and it shall direct its Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, advisors or representatives of the Company and its Subsidiaries (collectively, the "COMPANY REPRESENTATIVES") not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or take any other action to knowingly facilitate any inquiries regarding or the submission of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries. Notwithstanding the foregoing, if, at any time prior to the Effective Time, the Board of Directors determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an Acquisition Proposal, and subject to compliance with Section 5.2(d), (x) furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement (as determined by the Board after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal.

         (c) As used in this Agreement, the following terms have the meanings set forth below:

                  (i) "ACQUISITION PROPOSAL" means any inquiry, proposal or offer, whether in writing or otherwise, pursuant to which a Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of 25% or more of the assets of the Company and its Subsidiaries (taken as a whole) or 25% or more of any class of equity securities or of the voting power of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to the Company, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of 25% or more of the assets of the Company and its Subsidiaries (taken as a whole), or 25% or more of the equity interests in the Company.

                  (ii) "THIRD PARTY" means any Person or group other than Parent, Merger Sub or any of their respective Affiliates.

         (d) Except as permitted by this Section 5.2, and subject to Section 6.7 below, the Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of this Agreement or the transactions contemplated hereby, including the Merger, or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing or any other provision contained in this Agreement, in the event that prior to the Effective Time the Board of Directors determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of this Agreement or the Merger or (y) approve or recommend a Company Superior Proposal (as hereinafter defined), but in each of the cases set forth in these clauses (x) or (y), only at a time that is at least 48 hours following delivery to Parent of a written notice advising Parent that the Board of Directors has received a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the Person making such Company Superior Proposal. For purposes of this Agreement, a "COMPANY SUPERIOR PROPOSAL" means any Acquisition Proposal on terms which the Board of Directors determines in its good faith judgment (after consultation with their advisors) to be more favorable to the Company's stockholders than the Merger (taking into account any factors relating to such proposed transaction deemed relevant by the Board of Directors, including, without limitation, the financing thereof, any break-up fees, expense reimbursements and all other conditions thereto).

         (e) In addition to the obligations of the Company set forth in paragraphs (a), (b) and (d) of this Section 5.2, the Company shall no later than 24 hours after the receipt thereof advise Parent orally and in writing of any Acquisition Proposal, or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its stockholders by any Third Party that to the knowledge of the Company is seeking to make, or has made, an Acquisition Proposal. The Company shall keep Parent informed in all material respects, on a prompt basis, of the status and material terms, conditions and other details of any such Acquisition Proposal, indication or request.

         (f) Nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Board of Directors from (i) taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board of Directors, after consultation with outside counsel, is required under applicable law.

         SECTION 5.3. TAX.

         (a) Until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company and its Subsidiaries shall prepare and file on or before the due date thereof all Tax Returns required to be filed by any of the Company and its Subsidiaries (except for any Tax Return for which an extension has been granted as permitted hereunder) on or before the Closing Date, and shall pay all Taxes (including estimated Taxes) due on such Tax Return (or due with respect to Tax Returns for which an extension has been granted as permitted hereunder) or which are otherwise required to be paid at any time prior to or during such period. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods except for new elections that may be made therein that were not previously available, subject to Parent's consent (not to be unreasonably withheld or delayed).

         (b) Until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, to the extent any of the Company and its Subsidiaries has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or its Subsidiaries, the Company shall provide prompt notice to Parent of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

         (c) Until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, none of the Company or its Subsidiaries shall take any of the following actions without the Parent's consent: (i) make, revoke or amend any Tax election; (ii) execute any waiver of restrictions on assessment or collection of any Tax; or (iii) enter into or amend any agreement or settlement with any Tax authority.

         (d) All tax-sharing agreements or similar arrangements with respect to or involving the Company or its Subsidiaries pursuant to which any of them has a current obligation to make a payment under such an agreement shall be terminated prior to the Closing Date, and, after the Closing Date, none of the Company or its Subsidiaries shall be bound thereby or have any liability thereunder for amounts due in respect of such agreements and arrangements.

         (e) The Company and its Subsidiaries shall retain copies of all Tax Returns, schedules, workpapers, records and other documents in its possession relating to Tax matters for periods or portions thereof before the Closing Date until 60 days after the expiration of the applicable statute of limitations with respect to such Tax matters.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1. STOCKHOLDERS' MEETING; PROXY STATEMENT.

         (a) In accordance with the Company Certificate and Company Bylaws, the Company shall call and hold a meeting of its stockholders as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold such stockholder meeting as promptly as practicable after the date on which the Proxy Statement (as defined below) is cleared by the SEC. Subject to Section 5.2(d), the Board of Directors shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC, and shall use all commercially reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, a proxy statement (the "PROXY STATEMENT") in connection with the meeting of the Company's stockholders to consider the Merger (the "COMPANY STOCKHOLDERS' MEETING"). The Company, Parent and Merger Sub each will promptly and timely cooperate and provide all information relating to its respective businesses or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable state and federal securities laws. The Company and Parent (with respect to Parent and Merger Sub) each shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it (and Merger Sub with respect to Parent) or its Affiliates based upon written information furnished by it (or Merger Sub with respect to Parent) for inclusion in the Proxy Statement.

         (b) The Company agrees that the Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation, warranty or covenant is hereby made, or will be made, by the Company with respect to Parent and Merger Sub Information (as defined in Section 6.1(c)).

         (c) Each of Parent and Merger Sub agrees that none of the information supplied in writing by Parent or Merger Sub, or any of their respective officers, directors, representatives, agents or employees (the "PARENT AND MERGER SUB INFORMATION"), for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to stockholders, at the time of the Company Stockholders' Meeting or at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 6.2. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall use its commercially reasonable efforts to cause its Subsidiaries to, afford to Parent and its accountants, counsel, financial advisors and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Effective Time to their respective employees, properties, books, contracts, commitments and records and, during such period, shall furnish such information concerning its businesses, properties and personnel as Parent shall reasonably request; PROVIDED, HOWEVER, such access shall not unreasonably disrupt the Company's or its Subsidiaries' respective operations and must be conducted in accordance with the reasonable procedures established by the
Company. All nonpublic information provided to, or obtained by, Parent in connection with the transactions contemplated hereby shall be "Evaluation Material" for purposes of the 2003 Confidentiality Agreement, by and between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), the terms of which shall survive the termination of this Agreement and continue in full force and effect. Nothing in this Agreement or the Confidentiality Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the Transaction) regarding the Tax Treatment or Tax Structure of the Merger. For purposes of this provision, "TAX TREATMENT" is strictly limited to the purported or claimed U.S. federal income tax treatment of the Merger contemplated by this Agreement and "TAX STRUCTURE" is strictly limited to any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Merger, and neither term includes information relating to the identity of any party to the Merger or any of such party's representatives, the existence and status of negotiations between the parties, or financial, business, legal or other information regarding a party (or any of its representatives), to the extent not related to the Tax Treatment or Tax Structure of the Merger. These provisions are meant to be interpreted so as to prevent the Merger from being treated as offered under "conditions of confidentiality" within the meaning of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any of its Subsidiaries is required to keep confidential by reason of contract, agreement or other obligation to third parties; PROVIDED, HOWEVER, that the Company shall deliver to Parent a list of such properties, books, contracts, commitments and records that were requested by Parent but withheld because of such impediments to disclosure.

         SECTION 6.3. PUBLIC ANNOUNCEMENTS. The parties shall issue a joint initial press release announcing the execution of this Agreement as may be mutually agreed. Thereafter, the parties will consult with one another prior to issuing any press release or otherwise making any public communications in connection with the Merger or the other transactions contemplated by this Agreement and will provide each other with a meaningful opportunity to review and comment upon, any such press releases or other public communications, and prior to making any filings with any third party and/or any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement, the parties will consult with one another prior to making such filings and will provide each other with a meaningful opportunity (to the extent practicable in light of disclosure requirements imposed by applicable law) to review and comment upon, such filings.

         SECTION  6.4.   APPROVALS  AND  CONSENTS;   REASONABLE   BEST  EFFORTS;
COOPERATION.

         (a) From the date hereof until the Effective Time, each of the Company, Parent and Merger Sub shall (i) promptly apply for, diligently pursue through to completion, and use their respective reasonable best efforts to obtain prior to the Effective Time all consents, approvals, authorizations and clearances of Governmental Entities and third parties required of it to consummate the Merger,
(ii) provide such information and communications to Governmental Entities as such Persons may reasonably request, and (iii) assist and cooperate with the other parties hereto to obtain all permits and clearances of Governmental Entities that are reasonably necessary, and to prepare any document or other information reasonably required of it by any such Persons to consummate the Merger.

         (b) In addition to the other obligations set forth in this Agreement, including, without limitation, this Section 6.4 and Section 6.7, from and after the date hereof until the Effective Time, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations or otherwise to consummate and make effective as expeditiously as practicable, the Merger and the other transactions contemplated by this Agreement, including without limitation, (i) filing as soon as practicable after the date hereof (the "FILING DATE") a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and filing as soon as practicable any form or report required by any other Governmental Entity relating to antitrust, competition, or trade regulation matters, including without limitation, any relevant foreign antitrust authority), (ii) promptly applying for, diligently pursuing through to completion, and using reasonable best efforts to obtain prior to the Effective Time all consents, approvals, authorizations, permits and clearances of Governmental Entities and third parties required of it to consummate the Merger,
(iii) providing such information and communications to Governmental Entities as they may reasonably request, (iv) effecting all necessary registrations, filings and submissions and using reasonable best efforts to have lifted any injunction, order or decree of a court or other Governmental Entity of competent jurisdiction or other legal bar to consummation of the Merger or otherwise restraining or prohibiting the consummation thereof (and, in such case, proceeding with the consummation of the Merger as expeditiously as practicable), including through all possible appeals, unless waived by the Company and Parent,
(v) assisting and cooperating with each other to obtain all permits and clearances of Governmental Entities that are necessary, and preparing any document or other information reasonably required of it to consummate the Merger, and (vi) executing and delivering any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the Merger, and fully carrying out the purposes of, this Agreement. Each of the Company, Parent and Merger Sub agrees that, except as otherwise expressly contemplated by this Agreement, they will not take any action that would reasonably be expected to materially adversely affect or materially delay the Effective Time or the ability of any of the parties to satisfy any of the conditions to the Effective Time or to consummate the Merger.

         (c) In furtherance of and without limitation of the foregoing, each of the Company, Parent and Merger Sub shall (i) respond as promptly as practicable to any reasonable inquiries or requests received from any Governmental Entity for additional information or documentation;

(ii) promptly notify the other parties hereto of any written communication to that party or its Affiliates from any Governmental Entity and, subject to applicable law, permit the other parties to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other parties in connection therewith); and (iii) furnish the other parties with copies of all material correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective representatives on the one hand, and any Governmental Entity of their respective staffs on the other hand, with respect to this Agreement and the Merger; all with a view towards the prompt completion of the Merger and the transactions contemplated by this Agreement.

         (d) Each of Parent and Merger Sub shall pursue all of their legal alternatives with respect to the HSR Act, any relevant foreign antitrust authority or any effort to have lifted any injunction, order or decree of a court or other Governmental Entity of competent jurisdiction or other legal bar to consummation of the Merger. In furtherance and not in limitation of the foregoing sentence, each of Parent and Merger Sub shall take any and all reasonable steps necessary to respond to and satisfy any concerns raised by any Governmental Entity in any administrative, judicial or legislative action or proceeding. Parent and the Company shall each pay one half of any filing fees required to be paid in connection with the HSR Act and any relevant foreign antitrust authority.

         (e) The Company shall use its reasonable best efforts to obtain the resignations of each of the officers and directors of the Subsidiaries of the Company, which resignations shall be effective as of the Effective Time.

         SECTION 6.5. INDEMNIFICATION; INSURANCE.

         (a) It is understood and agreed that, subject to the limitations on indemnification contained in the Delaware Act, the Company Certificate and other applicable law, the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall for a period of six years following the Effective Time, to the fullest extent permitted under applicable law, indemnify and hold harmless, each director and officer of the Company or any Subsidiary (and, without limiting the generality of the foregoing, as members of any committee of the Board of Directors) on the date hereof or at the Effective Time (collectively, the "INDEMNIFIED PARTIES") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in
settlement  in  connection  with  any  claim,   action,   suit,   proceeding  or
investigation arising out of or pertaining to any of the transactions contemplated hereby, including without limitation liabilities arising under the Securities Act or the Exchange Act in connection with the Merger, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of not more than one (1) counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

Notwithstanding anything to the contrary contained herein, Parent shall be entitled to assume the defense of any such matter and upon such assumption Parent shall not be liable to any Indemnified Party in connection with the defense thereof. Any Indemnified Party wishing to claim indemnification under this Section 6.5 shall promptly notify Parent upon learning of any claim, action, suit, proceeding or investigation, provided that the failure to so notify shall not affect the obligations of Parent under this Section 6.5 except to the extent that Parent is prejudiced by any failure of an Indemnified Party to so notify Parent.

         (b) For a  period  of six  years  following  the  Effective  Time,  the
Surviving Corporation shall maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who currently or at the Effective Time are covered by the Company's officers and directors liability insurance policies on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period exceed 150% of the premium paid by the Company for such insurance as of the date of this Agreement, then the Surviving Corporation shall provide the maximum coverage that will then be available at an annual premium equal to 150% of such per annum rate as of the date of this Agreement. This Section 6.5 shall survive consummation of the Merger. Notwithstanding Section 9.7, this Section 6.5 is intended to be for the benefit of and to grant third-party rights to the Indemnified Parties whether or not they are parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

         (c) If the Surviving  Corporation  or any of its  successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.5.

         (d) Following the Effective Time, Parent and Surviving Corporation jointly and severally agree to pay all expenses, including reasonable attorney fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.5 provided that it is ultimately determined that such Indemnified Party is entitled to be indemnified hereunder. Such fees shall be paid by the Parent or Surviving Corporation in advance of the final disposition of such action, suit or proceeding at the request of the Indemnified Party within twenty days after the receipt by Parent or Surviving Corporation of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses and costs incurred by him in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnified Party that he is entitled to receive indemnity pursuant to this Article VI and to repay such amount if it is ultimately determined that Indemnified Party is not entitled to be indemnified against such expenses and costs by the Parent or Surviving Corporation as provided by this Agreement.

         SECTION 6.6. EMPLOYEE BENEFIT MATTERS. Until the first anniversary of the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Surviving

Corporation and their dependents with an employee benefit program providing benefits that are substantially equivalent to the benefits provided to such persons immediately prior to the Effective Time under the applicable terms of the ERISA Benefit Plans or Non-ERISA Commitments. Subject to the foregoing, Parent may permit the Surviving Corporation to amend or terminate any of the ERISA Benefit Plans or Non-ERISA Commitments after the Effective Time, subject to their terms and applicable law. To the extent that any ERISA Benefit Plans or Non-ERISA Commitments are amended or terminated after the Effective Time so as to reduce the benefits that are then being provided with respect to participants thereunder, the Parent shall cause the Surviving Corporation to permit each individual who is then a participant or beneficiary in such terminated or amended ERISA Benefit Plans or Non-ERISA Commitments to participate in a comparable employee benefit plan maintained by the Surviving Corporation in accordance with the eligibility criteria thereof, provided that: (a) such participants shall receive full credit for all years of service with the Company for all purposes for which such service is recognized under such plan, including, but not limited to, recognition of service for eligibility and vesting and level of benefits, (b) such participants shall participate in such plan on terms that are no less favorable than those offered to similarly situated employees of the Surviving Corporation, and (c) such participants shall participate under any welfare-type benefit plan without any waiting periods, evidence of insurability or application of any pre-existing condition restrictions (except to the extent any such limitation has not been satisfied under any applicable ERISA Benefit Plans or Non-ERISA Commitments in which the participant then participates or is otherwise eligible to participate), and shall receive appropriate credit for purposes of satisfying any applicable deductibles, co-payments or out-of-pocket limits.

         SECTION 6.7. FINANCING.

         (a) Parent, Merger Sub and their respective Affiliates shall use their reasonable best efforts to cause the Lenders or other entities to fund the financing provided for in the Financing Letters. In the event that at any time funds are not or have not been made available (or, to the knowledge of Parent, are not reasonably likely to be made available) pursuant to the Financing Letters so as to enable Parent to proceed with the Merger in a timely manner, each of Parent and Merger Sub shall (i) use its reasonable best efforts to obtain alternative funding in an amount at least equal to the amount to be provided pursuant to the Financing Letters on terms and conditions substantially comparable to those provided in the Financing Letters, or otherwise on terms acceptable to each of Parent and Merger Sub in its sole discretion ("ALTERNATIVE FINANCING") and (ii) shall continue to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         (b) Following the date hereof, any amendment, modification, termination or cancellation of the Financing, or any information which becomes known to Parent, Merger Sub or any of their respective Affiliates which makes it reasonably unlikely that the Financing will be obtained substantially on the terms set forth in the Financing Letters, shall be promptly disclosed to the Board of Directors. Upon the expiration of ten (10) business days following receipt by the Board of Directors of any such notice, and until such time as Parent and Merger Sub shall provide the Board of Directors with written documentation which, in the reasonable discretion of the Board of Directors, adequately demonstrates the availability of Alternative Financing to

Parent and Merger Sub, the restrictions against the Company contained in Section 5.2(a), (b) and (d) above shall no longer apply or be deemed to have any legal force or effect.

         SECTION 6.8. ADVICE OF CHANGES. The Company shall promptly advise Parent of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the condition set forth in Section 7.3(a) or Section 7.3(b) hereof.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

         SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

         (a) This Agreement shall have been approved by the requisite vote of the stockholders of the Company, as required by the Delaware Act and the Company Certificate.

         (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the requirements of any relevant foreign antitrust authority shall have been satisfied. Other than the filing of the Certificate of Merger provided for in Section 2.3, all other Required Governmental Consents and any other consents, approvals or authorizations of Governmental Entities required to be made or obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement, shall have been made or obtained.

         (c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "ORDER") and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Order.

         SECTION 7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be further subject to the satisfaction on or prior to the Effective Time of the following additional conditions precedent any of which can be waived by, and in the sole discretion of, the
Company:

         (a) Parent and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

         (b) The representations and warranties of Parent and Merger Sub contained in Article III of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except (x) for changes permitted by this Agreement, (y) any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date, and
(z) for any inaccuracy that has not caused, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform their respective obligations under this Agreement.

         (c) The Company shall have received a certificate dated the Closing Date and signed by the Chairman, President or an Executive Vice-President of each of Parent and Merger Sub, certifying that the conditions specified in this
Section 7.2 have been satisfied.

         SECTION 7.3. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of each of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Effective Time of the following additional conditions precedent any of which can be waived by, and in the sole discretion of, Parent or Merger Sub:

         (a) The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

         (b) Each of the Company's  representations and warranties  contained in
Article IV of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects does not have and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; provided that any such representation and warranty which is itself qualified as to Material Adverse Effect shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date.

         (c) The Parent and Merger Sub shall have received the proceeds of the Financing contemplated by the Financing Letters (or Alternative Financing in accordance with Section 6.7).

         (d) The aggregate number of Appraisal Shares shall not exceed 7% of the outstanding Company Common Stock at the Effective Time.

         (e) Since the date hereof, there shall not have occurred any Material Adverse Effect.

         (f) At the Closing, the Company shall have delivered signed letters of resignation from each director of the Company pursuant to which each such director resigns from his position as a director of the Company and makes such resignation effective at or prior to the Effective Time.

         (g) On the Closing Date, no more than $154,400,000 of Net Debt shall be outstanding.

         (h) The consent, approval or waiver of each person (other than the Required Governmental Consents) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Parent as to render inadvisable the consummation of the Merger.

         (i) Parent shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that the conditions specified in this Section 7.3 have been satisfied and received a calculation, in reasonable specificity, as to the determination of Net Debt.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

         (a) By the mutual written consent of the Company and each of Parent and Merger Sub.

         (b) By any of Parent, Merger Sub or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling or other action each party hereto shall use its reasonable best efforts to have lifted, vacated or reversed, including through all possible appeals), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

         (c) By any of Parent, Merger Sub or the Company (provided that if the terminating party is the Company, the Company shall not be in material breach of its obligations under Section 6.1), if the condition set forth in Section 7.1(a) is not satisfied because the stockholders of the Company fail to approve the Merger upon the taking of a vote at the Company Stockholders' Meeting or any adjournment thereof.

         (d) By any of Parent, Merger Sub or the Company, if the Merger shall not have been consummated by April 30, 2004 (the "OUTSIDE DATE") for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose action or failure to act, in either case in violation of the provisions of this Agreement, has been a principal cause of or resulted in the failure of the Merger to occur on or before such date.

         (e) By the Company, if (i) any of the representations and warranties of Parent and Merger Sub contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.2(b) with respect to representations and warranties would not be satisfied, or (ii) Parent or Merger Sub shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in Section 7.2(a) with respect to agreements and conditions would not be satisfied (in either case other than as a result of a material breach by the Company of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of forty-five days after Parent has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such forty-five day period extend beyond the fifth business day preceding the Outside Date).

         (f) By Parent or Merger Sub, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 7.3(b) with respect to representations and warranties would not be satisfied or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 7.3(a) with respect to agreements and conditions would not be satisfied (in either case other than as a result of a material breach by Parent or Merger Sub of any of their respective obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of forty-five days after the Company has received written notice from Parent of the occurrence of such failure or breach (provided that in no event shall such forty-five day period extend beyond the fifth business day preceding the Outside Date).

         (g) By the  Company if the Board of  Directors,  after  complying  with
Section 5.2(d), or by Parent if the Board of Directors, (i) fails to recommend or withdraws its approval or recommendation of this Agreement or the Merger,
(ii) approves or recommends a Company Superior Proposal, or (iii) authorizes the Company to enter into an agreement with respect to any Company Superior Proposal.

         SECTION 8.2. EFFECT OF TERMINATION.

         (a) In the event of termination of this Agreement by any of the Company, Parent or Merger Sub as provided in Section 8.1, this Agreement shall forthwith become null and void and have no further force or effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the second sentence of Section 6.2, and those provisions of this Agreement that expressly survive termination hereof and except that nothing herein shall relieve (i) any party from liability, at law or in equity, for their failure to satisfy the conditions set forth in Sections 7.2(a), 7.2(b), 7.3(a) or 7.3(b), as the case may be, or (ii) the Company of its obligations or liability under Sections 8.2(b), 8.2(c) and 8.2(d).

         (b) If (i) the Company, Parent or Merger Sub terminates this Agreement pursuant to Section 8.1(g), (ii) the Company, Parent or Merger Sub terminates this Agreement pursuant to Section 8.1(c) and, prior to the Company Stockholders' Meeting being held, there shall have been made an Acquisition Proposal pursuant to which the Company's stockholders would receive cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders after such event, in excess of $4.87 per share of Company Common Stock, which Acquisition Proposal is consummated within 12 months of termination of this Agreement, or (iii) (x) if Parent or Merger Sub terminates this Agreement pursuant to Section 8.1(d) or Section 8.1(f), (y) the Company is in breach of any of the covenants contained in the first and third sentences of Section 6.1(a) hereof, and (z) Parent is not in breach of the covenant contained in the penultimate sentence of Section 6.1(a), the Company shall pay, or cause to be paid to Parent, upon termination (or upon consummation of the Acquisition Proposal in the case of clause (ii) above), an amount equal to $5,000,000 (the "TERMINATION FEE") plus the documented reasonable out-of-pocket expenses incurred by Parent and Merger Sub in connection with the transactions contemplated under this Agreement, the investigation by Parent and Merger Sub of the Company, and the negotiation and drafting this Agreement (including without limitation, legal, accounting, commitment, consulting and other fees), not to exceed $1,800,000 (collectively, "DEAL EXPENSES"). Notwithstanding the foregoing, in no event will the Company be required to pay the Termination Fee on more than one occasion.

         (c) If (i) Parent, Merger Sub or the Company terminates this Agreement pursuant to Section 8.1(c) and Section 8.2(b)(ii) is not applicable, (ii) the Company, Parent or Merger Sub terminates this Agreement pursuant to Section 8.1(d) and no party is then in material breach under this Agreement, (iii) Parent or Merger Sub terminates this Agreement pursuant to 8.1(f) and Section 8.2(b)(iii) is not applicable, or (iv) Parent, Merger Sub or the Company terminates this Agreement pursuant to Section 8.1(b), then, in any such event, the Company shall pay to Parent, upon termination, the Deal Expenses.

         (d) The Company  acknowledges  that the  agreements  contained  in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 8.2, it shall also pay any costs and expenses incurred by Parent or Merger Sub in connection with a legal action to collect the Termination Fee and/or Deal Expenses, as the case may be.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

         SECTION 9.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except as provided in Section 8.2(a) and except that the agreements set forth in Article II and Sections 6.5,
6.6 and 8.2(b), 8.2(c) and 8.2(d) shall survive the Effective Time indefinitely.

         SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date and time delivered or sent by facsimile if delivered personally or by facsimile, with confirmation, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         if to Parent or Merger Sub:     WF Holdings, Inc.
                                         c/o The Renaissance Group, LLC
                                         558 Castle Pines Parkway
                                         Unit B4 - 411
                                         Castle Rock, CO  80108
                                         Attention: Greg C. Mosher
                                         Telephone: (303) 221-8338
                                         Facsimile: (303) 221-8339

                                         and

                                         Perseus, L.L.C.
                                         888 Seventh Avenue, 29th floor
                                         New York, New York 10106
                                         Attention: Ray E. Newton, III
                                         Telephone: (212) 651-6407
                                         Facsimile: (212) 651-6399

                                         and

                                         Perseus, L.L.C.
                                         2099 Pennsylvania Avenue, N.W.
                                         Washington, D.C. 20006
                                         Telephone: (202) 772-1849
                                         Facsimile: (202) 463-6215
                                         Attention: Charles C. Moore

         with a copy to:                 Moye Giles LLP
                                         1225 Seventeenth Street,
                                         Suite 2900
                                         Denver, Colorado 80202
                                         Attention: John E. Moye, Esq.
                                         Telephone: (303) 292-2900
                                         Facsimile: (303) 292-4510

                                         and

                                         Morrison Cohen Singer &
                                         Weinstein, LLP
                                         750 Lexington Avenue
                                         New York, New York 10022
                                         Attention: David A. Scherl, Esq.
                                                    Charles Modlin, Esq.
                                         Telephone: (212) 735-8600
                                         Facsimile: (212) 735-8708

         if to the Company:              Workflow Management, Inc.
                                         240 Royal Palm Way
                                         Palm Beach, Florida 33480
                                         Telephone: (561) 659-6551
                                         Facsimile: (561-659-7793)
                                         Attn: Gerald F. Mahoney
                                         Chairman of the Board

         with a copy to:                 Kaufman & Canoles, P.C.
                                         150 West Main Street Suite 2100
                                         Norfolk, Virginia 23510
                                         Telephone: (757) 624-3000
                                         Facsimile: (757) 624-3169
                                         Attention: T. Richard Litton, Jr., Esq.

         SECTION 9.3. EXPENSES. Except as otherwise expressly provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         SECTION 9.4. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         (b) "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504 (or any similar group defined under a similar provision of state, local or foreign law).

         (c) "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         (d) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.


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

         (e) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         (f) "ERISA AFFILIATE" means (i) any corporation which, at the Effective Time, is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which, on the Effective Time is under common control (within meaning of Section 414(c) of the Code) with the Company; and (iii) any entity which, at the Effective Time, is a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) of this definition or any partnership, trade or business described in clause (ii) of this definition.

         (g) "GAAP" means generally accepted accounting principles in effect within the United States, consistently applied.

         (h) "GAAP CASH" means cash recorded on the Company's consolidated balance sheet in accordance with GAAP.

         (i) "IMMEDIATELY AVAILABLE CASH" means that portion, if any, of GAAP Cash that is immediately available and accessible to the Company and its
Subsidiaries for the satisfaction of their respective liabilities and obligations, without any restriction whatsoever. The calculation of Immediately Available Cash shall take into account all Taxes associated with the repatriation of cash from the Company's Subsidiaries located or operating in Canada.

         (j) "INDEBTEDNESS" means, for any Person, without duplication, (1) all indebtedness or other obligations of such Person for borrowed money or for purchase money indebtedness, (2) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, indenture or similar instrument, (3) all obligations under leases that are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee,
(4) all obligations owed pursuant to any interest rate hedging arrangement, (5) all guarantied indebtedness, (6) obligations under contracts or instruments that may arise as a result of change of control or otherwise as a result of the transactions contemplated by this Agreement, (7) contingent liabilities, and (8) all other indebtedness secured by any lien on any property or asset owned or held by such Person.

         (k) "KNOWLEDGE" means, with respect to a particular Person, the actual knowledge of each of such Person's directors and the actual knowledge, after reasonable inquiry, of each such Person's executive officers, including, without limitation, the president and chief financial officer of such Person. For purposes of this section 9.4(k), the term Person shall include any Subsidiaries of such Person.

         (l) "MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business or financial condition of the Company and its Subsidiaries, taken as a whole, except for any such change, event or effect constituting, resulting from or arising out of (i) changes, events or developments in or affecting the industry in which the Company and its Subsidiaries operate in general which do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (ii) any loss of employees, labor dispute,


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

employee strikes, slowdowns, job actions or work stoppages or labor union activities occurring after execution of this Agreement by all parties hereto or resulting from the announcement of this Agreement and the transactions contemplated hereby.

         (m) "NET DEBT" means an amount equal to the sum of the outstanding indebtedness of the Company and its Subsidiaries under their existing senior credit facility (excluding outstanding letters of credit up to $3,650,000), capital lease obligations, notes payable on deferred earnouts and any other obligations or liabilities that will accelerate as a result of the Merger
(excluding such obligations and liabilities arising out of the agreements set forth on Schedule 9.4(m)), less Immediately Available Cash; provided, however, that following the calculation of Net Debt, and as of the close of business on the second business day immediately preceding the Closing Date, GAAP Cash shall exceed by at least $1 million Immediately Available Cash applied to satisfy the condition set forth in Section 7.3(g).

         (n) "ORDINARY COURSE OF BUSINESS" means, with respect to a particular Person, the ordinary course of business of such Person, consistent with its past custom and practices (including with respect to frequency and amount).

         (o) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

         (p) "PROPRIETARY ASSET" means any: patent, patent application (including continuations, divisionals, continuations-in-part, renewals and reissues), trademark (whether registered or unregistered), trademark application, trade name (including internet domain names), fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, mask work, mask work application or registration, trade secret, including any of the foregoing rights in know-how, process, method, customer list, franchise, system, computer program (source code and object code), algorithm, invention, design, blueprint, engineering drawing, moral right, right of publicity or privacy relating to the use of names, likenesses, voices, signatures and biographical data of real persons, or other intellectual property right.

         (q) "SUBSIDIARY" means, with respect to any Person, any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (ii) in the case of a limited liability company or a partnership, serves as managing member or general partner, as the case may be, or owns a majority of the equity interests or (iii) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

         (r) "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         (s) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 9.5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         SECTION 9.7. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the Schedules hereto) and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise provided in Sections 2.8, 2.9 and 6.5.

         SECTION 9.8. ASSIGNMENT. This Agreement shall not be assigned by the parties hereto whether by operation of law or otherwise.

         SECTION 9.9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State without regard to principles of conflicts of laws therein.

         SECTION 9.10. AMENDMENT. This Agreement maybe amended by the parties hereto by action taken by each of Parent, Merger Sub and the Company at any time before the Effective Time but not thereafter; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.11. WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 9.12. ACKNOWLEDGMENT OF RECEIPT OF CERTAIN FEES. Parent acknowledges the receipt of $175,000 which, if Deal Expenses are due and owing under Section 8.2, shall be credited against such amounts.

         SECTION 9.13. SCHEDULE AND EXHIBITS. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         SECTION 9.14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           WORKFLOW MANAGEMENT, INC.

                                           By: /s/ Gerald F. Mahoney
                                              ------------------------------
                                               Name:  Gerald F. Mahoney
                                               Title:  Chairman of the Board

                                           WF HOLDINGS, INC.

                                           By: /s/ Gregory C. Mosher
                                              ------------------------------
                                                Name:  Gregory C. Mosher
                                                Title:

                                           WFM ACQUISITION SUB, INC.

                                           By: /s/ Gregory C. Mosher
                                              ------------------------------
                                               Name:  Gregory C. Mosher
                                               Title:


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